CONTACT:

Steve Handy, Vice President Corporate Controller,
(949) 975-1550
steve.handy@smawins.com

EVC Group, Inc.
Douglas Sherk/Jennifer Beugelmans
(415) 896-6820
dsherk@evcgroup.com

SM&A Inks 5-Year Deal with PricewaterhouseCoopers Washington Federal Practice

NEWPORT BEACH, Calif., October 28, 2004 - SM&A (Nasdaq: WINS) today announced that it has signed a 5-year contract with PricewaterhouseCoopers Washington Federal Practice (PwC WFP) to provide competition management services. Under the terms of the contract, SM&A will support PwC’s federal proposal efforts and will be the exclusive external provider of these services. The contract has a three-year term with two optional annual extensions, subject to the parties’ termination rights.

Steven Myers, Chairman and Chief Executive Officer, stated, “Our relationship with PwC is continuing to evolve into exactly the kind we’re hoping to create with all of our major clients. PwC is one of our nation’s leading providers of assurance, tax, and advisory services for business. We are proud to have been selected to collaborate with them in federal business capture as they expand their work in the federal marketplace.”

R. Carter Pate, Managing Partner of PwC’s Washington Federal Practice said, “SM&A’s 22-year history of winning leadership in federal business capture made them the logical choice for moving forward with us. After trying out SM&A on several initial opportunities over the last seven months it was clear that their approach and their people were ideal for supporting our objectives. ”

About SM&A

SM&A is the world’s leading provider of business strategy and proposal development services that enhance clients’ ability to win competitive procurements, and a leading provider of program management services. Since 1982, SM&A has managed in excess of 889 proposals worth more than $303 billion for its clients, and has an 85% win rate on awarded contracts. In addition, SM&A’s more than 300 employees and consultants provide program management, systems engineering, and expert support to major industrial customers in the defense, homeland security, aerospace, information technology, and architect and engineering sectors. SM&A also provides systems engineering, program planning and other high-value technical support services to such high priority national programs as the Joint Strike Fighter program, the U.S. Army’s transformational systems, and America’s missile defense efforts. Additional information about SM&A is available on the Internet at www.smawins.com.

About PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers (www.pwc.com) provides industry-focused assurance, tax and advisory services for public and private clients. More than 120,000 people in 139 countries connect their thinking, experience and solutions to build public trust and enhance value for clients and their stakeholders.

PricewaterhouseCooper’s Washington Federal Practice (www.pwc.com/wfp) is based in Washington, DC. WFP serves the federal government through the seamless delivery of Advisory and Assurance services by skilled professionals credentialed in the following areas:

• Financial Management

• Governance, Risk and Compliance

• Program Management

• Operational Effectiveness

• Security and Data Management

• Healthcare

• XBRL

Unless otherwise indicated, “PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, a Delaware limited liability partnership. PricewaterhouseCoopers LLP is a member firm of PricewaterhouseCoopers International Limited.

The statements in this press release that refer to expectations for forecasts for the remainder of fiscal year 2004, for fiscal year 2005, and the future, are forward-looking statements that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: shift in demand for SM&A’s competition management and performance assurance services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; change in presidential administration; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-Q for second quarter ended June 30, 2004, and Form 10-K for the year ended December 31, 2003. Actual results may differ materially from those expressed or implied. The company expressly does not undertake a duty to update forward-looking statements.